Exhibit 99.1

Unusual Machines Announces Pricing of $48.5 Million Registered Direct Offering of Common Stock

ORLANDO, FLORIDA / ACCESS Newswire / July 14, 2025 / Unusual Machines, Inc. (NYSE American: UMAC) (the “Company” or “Unusual Machines”), a leader in drone technology and component manufacturing, today announced it has entered into a securities purchase agreement with certain investors for the purchase and sale of 5,000,000 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering (the "Offering") at a public offering price of $9.70 per share.

Dominari Securities LLC is acting as the exclusive placement agent for the Offering.

The closing of the Offering is expected to occur on or about July 15, 2025, subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds of $48.5 million from the Offering, before deducting placement agent fees and other related expenses. The Company intends to use the net proceeds from the Offering to support U.S.-based manufacturing expansion, working capital needs, and general corporate purposes.

The common stock (or pre-funded warrants in lieu thereof) will be issued in a registered direct offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-286413), previously filed with the U.S. Securities and Exchange Commission (the "SEC") and declared effective on April 21, 2025. A prospectus supplement describing the terms of the proposed registered direct offering will be filed with the SEC and once filed, will be available on the SEC's website located at http://www.sec.gov or by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unusual Machines, Inc.

Unusual Machines, Inc. manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in first-person view (FPV) () ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information, please visit www.unusualmachines.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Safe Harbor Statement

This press release contains forward-looking statements which involve substantial risks and uncertainties relating to closing the Offering and use of proceeds. Forward-looking statements are often identifiable by the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "objective," "ongoing," "plan," "predict," "project," "potential," "should," "will," or "would," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to market conditions; the failure to meet customary closing conditions related to the Offering; and other risks and uncertainties, including those described within the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K, changes in its business which affect the planned use of proceeds and the Risk Factors contained in the Prospectus Supplement. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com